UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2014, the Board increased the size of the Board from eight members to nine members and, to fill the resulting vacancy, appointed Stephen A. Smith to the Board. Mr. Smith has been designated as Class I director and will stand for reelection at the 2014 annual meeting of stockholders. Mr. Smith was also appointed to the Audit Committee. Concurrently with his election, Michael Wargotz resigned from the Audit Committee.
Mr. Smith, 57, is a former co-CEO of Cara Operations Limited. Mr. Smith is a Chartered Professional Accountant (CPA, CA) in Canada and has extensive operational and managerial experience most recently with Cara. Previously, he served as CFO for the same company for a period of six years. Prior to joining Cara, Mr. Smith worked at Loblaw Companies Limited (George Weston Limited) and Price Waterhouse. Mr. Smith currently serves as a director for the Metro Toronto Convention Center and St. Michael’s Hospital Foundation. He received his Bachelor of Commerce Degree from the University of Toronto.
The Board has determined that Mr. Smith qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the New York Stock Exchange (“NYSE”) and as an “outside director” under the requirements of Section 162(m) of the Internal Revenue Code of 1986 and “non-employee director” as such term is defined by the rules and regulations of the SEC. Additionally, Mr. Smith qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC.
CST Brands, Inc. (“CST Brands” or the “Company”) entered into CST Brands’ standard indemnification agreement for directors with Mr. Smith. In connection with his election, Mr. Smith, as a non-employee member of the Board of Directors received a grant in accordance with the description of the terms of non-employee director compensation set forth in the section entitled “Non-Employee Director Compensation” in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 4, 2013. The grant received was for restricted shares of CST Common Stock having a value on the date of grant equal to $125,000, based on the mean of the highest and lowest prices per share as reported on the New York Stock Exchange on March 12, 2014. This grant will vest in full on the one-year anniversary of the date of grant.
After giving effect to the appointment to the Audit Committee disclosed above, such Committees are now comprised of the following members of the Board:

•	Audit Committee: Roger G. Burton (Chairman), Ruben M. Escobedo, and Stephen A. Smith.

•	Compensation Committee: Donna M. Boles (Chairman), Denise Incandela and Alan Schoenbaum.

•	Nominating and Governance Committee: Michael Wargotz (Chairman) and William G. Moll.
Item 8.01. Other Events.
A copy of CST Brands’ press release announcing the appointment of Stephen Smith to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 8.01 of this Current Report (including Exhibit 99.1) is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.
Safe Harbor Statement
Statements contained in the exhibit to this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated March 13, 2014, regarding the appointment of Stephen A. Smith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Cynthia P. Hill
By:	Cynthia P. Hill
Title:	General Counsel and Corporate Secretary

Dated: March 13, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated March 13, 2014